U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2008

NORTHERN ETHANOL, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-51564	34-2033194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

193 King Street East

Suite 300

Toronto, Ontario, M5A 1J5, Canada

(Address of principal executive offices)

(416) 366-5511

(Issuer’s Telephone Number)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

Effective November 3, 2008, Mr. Steven Reader resigned his position as Chief Operating Officer of our Company due to the non-payment of wages and expenses owed to him. On November 12, 2008, Mr. Reader left the company.

Effective November 17, 2008, Mr. Richard Smith resigned his position as Chief Financial Officer of our Company due to the non-payment of wages and expenses owed to him.

Mr. Gordon Laschinger, our President and Chief Executive Officer, has agreed to act as interim Chief Financial Officer until such time as the Company finds a suitable candidate to fill that position.

Item 9.01. Exhibits.

Number	Exhibit

99.7	Resignation letter of Steven Reader dated October 28, 2008.

99.8	Resignation letter of Richard Smith dated November 12, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2008	NORTHERN ETHANOL, INC.
(Registrant)

By:s/Gord Laschinger________________________
Gord Lachsinger, Chief Executive Officer

3